THIRD AMENDMENT
TOTHE
2001 EQUITY PARTICIPATION PLAN
OF
PRICESMART, INC.

Pursuant to the authority reserved to the Board of Directors (the "Board") of PriceSmart, Inc. (the "Company"), a corporation organized under the laws of State of Delaware, under Section 12.2 of The 2001 Equity Participation Plan of PriceSmart, Inc. (as amended to date, the "Plan"), the Board hereby amends the Plan as follows (the "Amendment").

1.	Each reference to "Deferred Stock" in the Plan is hereby amended to read "Restricted

2.	Stock Units."
3.Section 1.19 of the Plan is hereby amended to read in its entirety as follows:
1.19 Grantee. "Grantee" shall mean: (i) an Employee or consultant granted a Performance Award, Dividend Equivalent, Stock Payment or Stock Appreciation Right, or an award of Restricted Stock Units, under the Plan or (ii) an Independent Director granted an award of Restricted Stock Units or Dividend Equivalents under the Plan.

3.	Section 8.1 of the Plan is hereby amended to add the following sentence to the end thereof as follows:
In addition, awards of Restricted Stock Units and Dividend Equivalents may be granted to any Independent Director whom the Board determines should receive such an Award.
4.    Section 3.3 of the Plan is hereby amended to read in its entirety as follows:
8.3 Dividend Equivalents. Any key Employee, consultant or Independent Director selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date a Stock Appreciation Right, Restricted Stock Unit or Performance Award is granted, and the date such Stock Appreciation Right, Restricted Stock Unit or Performance Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

5.
This Amendment shall become effective upon Board approval. This Amendment shall be and is hereby incorporated in and forms a part of the Plan. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein. The Plan, as amended by this Amendment, is hereby ratified and confirmed.